AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 1999
                                                  REGISTRATION NO. 333-
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                              PACKAGED ICE, INC.
            (Exact name of Registrant as specified in its charter)

                 TEXAS                                76-0316492
     (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)            Identification Number)

                         8572 KATY FREEWAY, SUITE 101
                             HOUSTON, TEXAS 77024
                   (Address of principal executive offices)
                                  (Zip Code)

                              PACKAGED ICE, INC.
                            1994 STOCK OPTION PLAN
                                     AND
                            1998 STOCK OPTION PLAN
                          (Full title of the plans)

                               JAMES F. STUART
                           CHIEF EXECUTIVE OFFICER
                         8572 KATY FREEWAY, SUITE 101
                             HOUSTON, TEXAS 77024
                                (713) 464-9384
                  (Name and address, including zip code, and
                    telephone number of agent for service)

                                  COPIES TO:
                               ALAN SCHOENBAUM
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P
                              300 CONVENT STREET
                                  SUITE 1500
                           SAN ANTONIO, TEXAS 78205
                                (210) 281-7000

                            ----------------------

                       CALCULATION OF REGISTRATION FEE

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                                                         PROPOSED
                           AMOUNT TO     PROPOSED         MAXIMUM
                              BE          MAXIMUM        AGGREGATE        AMOUNT
   TITLE OF SECURITIES    REGISTERED  OFFERING PRICE  OFFERING PRICE  OF REGISTRATION
    TO BE REGISTERED          (1)      PER SHARE (2)        (2)            FEE
-------------------------------------------------------------------------------------
Common  Stock,  $0.01 par
  value per share          1,393,700      $6.16          $8,579,966       $2,390
-------------------------------------------------------------------------------------

(1) Issuable upon exercise of options available for grant under the Plans. This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment provisions of the Plan.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h). The calculation of the proposed maximum offering price is based upon the aggregate exercise price for shares of Common Stock issuable upon the exercise of options already granted and is based upon the average of the high and low sales prices of the Common Stock of Packaged Ice on March 31, 1999, as reported by the Nasdaq National Market.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                                    STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents previously filed by Packaged Ice, Inc., a Texas corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 and

      (b) The description of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock"), contained in the Registrant's Form 8-A for registration of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, filed on September 1, 1998 and effective on January 27, 1999, file number 0-24851.

      All documents and reports subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares covered hereby have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Messrs. Cecil Schenker and Alan Schoenbaum, partners with Akin, Gump, Strauss, Hauer & Feld, L.L.P., own 4,000 shares and 2,500 shares of Common Stock, respectively.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company is empowered by Art. 2.02-1 of the Texas Business Corporation subject to the procedures and limitations stated therein, to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the proceeding. The Company is required by Art. 2.02-1 to indemnify a director or officer against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. The Articles and bylaws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the Texas Business Corporation Act. In addition, the Company has, pursuant to Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, provided in its articles of incorporation that, to the fullest extent permitted by applicable law, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in a director's capacity as director of the Company.

      The Company has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements provide that the Company shall indemnify these individuals against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of the Company) to which any of them is, or is threatened to be, made a party by reason of their status as a director, officer or agent of the Company; PROVIDED that, with respect to a civil, administrative or investigative (other than criminal) action, such individual acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal proceedings, he or she had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of the Company, such individuals may be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against expenses actually and reasonably incurred by them in connection with such action if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company. The agreements also require indemnification of such individuals for all reasonable expenses incurred in connection with the successful defense of any action or claim and provide for partial indemnification in the case of any partially successful defense.

      The Company has obtained an insurance policy providing for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions. The Company has entered into separate indemnification agreements with each of its directors which may require the Company, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors to the maximum extent permitted under Texas law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.  EXHIBITS.

      4.1 Restated Articles of Incorporation of the Registrant (filed as Exhibit
3.2 to the Registration Statement on Form S-4, Commission file no. 333-29375, (filed with the Commission on June 16, 1997)

       4.2 Articles of Amendment to the Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Commission file no. 333-60627, filed with the Commission on August 4, 1998)

      4.3 Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.5 to the Registrant's Registration Statement on Form S-4, Commission file no. 333-29375, filed with the Commission on June 16, 1997)

      4.4 1994 Stock Option Plan, dated July 26, 1994 (filed as Exhibit 10.10 to the Registrant's Registration Statement on Form S-4, Commission file no. 333-29375, filed with the Commission on June 16, 1997)

      4.5 1998 Stock Option Plan, dated June 19, 1998 (filed as Exhibit 10.34 to the Registrant's Amendment No. 2 to the Registration Statement on Form S-1, Commission file no. 333-60627, filed with the Commission on August 4, 1998)

      4.6 Form of Stock Certificate of Common Stock of the Registrant (filed as
Exhibit 4.18 to the Registrant's Registration Statement on Form S-1, Commission file no. 333-60627, filed with the Commission on August 4, 1998)

      5.1   Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P

      23.1  Consent of Deloitte & Touche LLP

      23.2 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
Exhibit 5.1)

      24 Power of Attorney (included in signature pages hereto)

ITEM 9.  UNDERTAKINGS.

      (a) The undersigned Registrant hereby undertakes:

      (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      A. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      B. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed which the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      C. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      PROVIDED, HOWEVER, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

       (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       (iii)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on March 31, 1999.

                                    PACKAGED ICE, INC.

                                    By:  /s/  JAMES F. STUART
                                         James F. Stuart
                                         Chief Executive Officer

                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James F. Stuart, with full power to act, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 31, 1999.

SIGNATURE                                TITLE

           /s/ JAMES F. STUART           Chief Executive Officer and Director
             James F. Stuart             (Principal Executive Officer)

           /s/ A.J. LEWIS III
             A.J. Lewis III              President and Director

         /s/ JAMES C. HAZLEWOOD          Chief Financial Officer (Principal
           James C. Hazlewood            Accounting and Financial Officer)

         /s/ RICHARD A. COONROD
           Richard A. Coonrod            Director

          /s/ ROBERT G. MILLER
            Robert G. Miller             Director

            /s/ ROD J. SANDS
              Rod J. Sands               Director

         /s/ STEVEN P. ROSENBERG
           Steven P. Rosenberg           Director

           /s/ ARTHUR E. BIGGS
             Arthur E. Biggs             Director

                                INDEX TO EXHIBITS

      4.1 Restated Articles of Incorporation of the Registrant (filed as Exhibit
3.2 to the Registration Statement on Form S-4, Commission file no. 333-29375, (filed with the Commission on June 16, 1997)

       4.2 Articles of Amendment to the Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Commission file no. 333-60627, filed with the Commission on August 4, 1998)

      4.3 Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.5 to the Registrant's Registration Statement on Form S-4, Commission file no. 333-29375, filed with the Commission on June 16, 1997)

      4.4 1994 Stock Option Plan, dated July 26, 1994 (filed as Exhibit 10.10 to the Registrant's Registration Statement on Form S-4, Commission file no. 333-29375, filed with the Commission on June 16, 1997)

      4.5 1998 Stock Option Plan, dated June 19, 1998 (filed as Exhibit 10.34 to the Registrant's Amendment No. 2 to the Registration Statement on Form S-1, Commission file no. 333-60627, filed with the Commission on August 4, 1998)

      4.6 Form of Stock Certificate of Common Stock of the Registrant (filed as
Exhibit 4.18 to the Registrant's Registration Statement on Form S-1, Commission file no. 333-60627, filed with the Commission on August 4, 1998)

      5.1 Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P

      23.1 Consent of Deloitte & Touche LLP

      23.2 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
Exhibit 5.1)

      24 Power of Attorney (included in signature pages hereto)